Exhibit (g)(5)

Amendment No. 1 to Amended and Restated Master Advisory Fee Waiver Agreement

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Master Advisory Fee Waiver Agreement dated December 1, 2019 (the “Agreement”) is made as of this 24th day of January, 2020, by and among BlackRock Advisors, LLC (the “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end management company;

WHEREAS, each Fund that is currently party to the Agreement is organized as a statutory trust under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

WHEREAS, BlackRock Health Sciences Trust II (the “New Fund”) is a newly organized statutory trust under the laws of the State of Maryland and desires to be added as a party to the Agreement; and

WHEREAS, the Adviser and the Funds desire to amend and restate Schedule A to the Agreement to reflect the addition of the New Fund as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

(a)     Except as expressly amended and provided herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment with respect to the New Fund and the terms of the Agreement, this Amendment shall control.

(b)     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Neal J. Andrews
Name: Neal J. Andrews
Title: Chief Financial Officer

BLACKROCK ADVISORS, LLC

By:	/s/ Neal J. Andrews
Name: Neal J. Andrews
Title: Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated Master Advisory Fee Waiver Agreement]

AMENDED AND RESTATED SCHEDULE A

Amended and Restated Master Advisory Fee Waiver Agreement

(Dated as of January 24, 2020)

	TICKER	FUND	EXPIRATION DATE
1.	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2021

2.	BFZ	BlackRock California Municipal Income Trust	June 30, 2021

3.	BHK	BlackRock Core Bond Trust	June 30, 2021

4.	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2021

5.	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2021

6.	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2021

7.	BGR	BlackRock Energy and Resources Trust	June 30, 2021

8.	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2021

9.	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2021

10.	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2021

11.	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	June 30, 2021

12.	BGT	BlackRock Floating Rate Income Trust	June 30, 2021

13.	BFO	BlackRock Florida Municipal 2020 Term Trust	June 30, 2021

14.	BOE	BlackRock Enhanced Global Dividend Trust	June 30, 2021

15.	BME	BlackRock Health Sciences Trust	June 30, 2021

16.	BKT	BlackRock Income Trust, Inc.	June 30, 2021

17.	BGY	BlackRock Enhanced International Dividend Trust	June 30, 2021

18.	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2021

19.	BLW	BlackRock Limited Duration Income Trust	June 30, 2021

20.	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2021

	TICKER	FUND	EXPIRATION DATE

21.	BZM	BlackRock Maryland Municipal Bond Trust	June 30, 2021

22.	MHE	BlackRock Massachusetts Tax-Exempt Trust	June 30, 2021

23.	BIT	BlackRock Multi-Sector Income Trust	June 30, 2021

24.	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2021

25.	MNE	BlackRock Muni New York Intermediate Duration Fund, Inc.	June 30, 2021

26.	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2021

27.	BKK	BlackRock Municipal 2020 Term Trust	June 30, 2021

28.	BBK	BlackRock Municipal Bond Trust	June 30, 2021

29.	BAF	BlackRock Municipal Income Investment Quality Trust	June 30, 2021

30.	BBF	BlackRock Municipal Income Investment Trust	June 30, 2021

31.	BYM	BlackRock Municipal Income Quality Trust	June 30, 2021

32.	BFK	BlackRock Municipal Income Trust	June 30, 2021

33.	BLE	BlackRock Municipal Income Trust II	June 30, 2021

34.	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2021

35.	MEN	BlackRock MuniEnhanced Fund, Inc.	June 30, 2021

36.	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2021

37.	MUH	BlackRock MuniHoldings Fund II, Inc.	June 30, 2021

38.	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2021

39.	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2021

40.	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2021

41.	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2021

42.	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2021

	TICKER	FUND	EXPIRATION DATE

43.	MUS	BlackRock MuniHoldings Quality Fund, Inc.	June 30, 2021

44.	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2021

45.	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2021

46.	MZA	BlackRock MuniYield Arizona Fund, Inc.	June 30, 2021

47.	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2021

48.	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2021

49.	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2021

50.	MYF	BlackRock MuniYield Investment Fund	June 30, 2021

51.	MFT	BlackRock MuniYield Investment Quality Fund	June 30, 2021

52.	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2021

53.	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2021

54.	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2021

55.	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2021

56.	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2021

57.	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2021

58.	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2021

59.	BQH	BlackRock New York Municipal Bond Trust	June 30, 2021

60.	BSE	BlackRock New York Municipal Income Quality Trust	June 30, 2021

61.	BNY	BlackRock New York Municipal Income Trust	June 30, 2021

62.	BFY	BlackRock New York Municipal Income Trust II	June 30, 2021

63.	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2021

64.	BST	BlackRock Science and Technology Trust	June 30, 2021

	TICKER	FUND	EXPIRATION DATE
65.	BUI	BlackRock Utilities, Infrastructure & Power Opportunities Trust	June 30, 2021

66.	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2021

67.	BSD	The BlackRock Strategic Municipal Trust	June 30, 2021

68.	BGIO	BlackRock 2022 Global Income Opportunity Trust	June 30, 2021

69.	—	BlackRock Multi-Sector Opportunities Trust	June 30, 2021

70.	—	BlackRock Multi-Sector Opportunities Trust II	June 30, 2021

71.	—	BlackRock Credit Strategies Fund	June 30, 2021

72.	BSTZ	BlackRock Science and Technology Trust II	June 30, 2021

73.	BMEZ	BlackRock Health Sciences Trust II	June 30, 2021

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